Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

•                  Consolidated revenues up 36% year-on-year to $640.2 million

•                  Adjusted OIBDA(1)(2) up 27% year-on-year to $280.2  million

•                  Adjusted net income(1) up 30% year-on-year to $176.1 million

•                  Adjusted earnings per share(1) up 29% year-on-year to $1.11

Moscow, Russia – February 26, 2009 – CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), the leading independent media company in Russia, today announced its unaudited consolidated financial results for the fourth quarter and year ended December 31, 2008.

	Three Months Ended December 31,			Year Ended December 31,
(US$ 000’s except per share data)	2007	2008	Change	2007	2008	Change

Total operating revenues	$161,704	$187,348	15.9%	$472,056	$640,171	35.6%
Total operating expenses (before impairment charge) (3)	(76,863)	(94,636)	23.1%	(278,995)	(373,307)	33.8%

Adjusted OIBDA (1)(2)	92,752	96,537	4.1%	220,422	280,243	27.1%
Adjusted OIBDA margin (1)(2)	57.4%	51.5%	(5.9)%	46.7%	43.8%	(2.9)%
Non-cash intangible asset impairment charge	—	232,683		—	232,683
Reported OIBDA(2)	92,752	(136,146)	(246.8)%	220,422	47,560	(78.4)%
Reported OIBDA margin (2)	57.4%	(72.7)%	(130.1)%	46.7%	7.4%	(39.3)%

Adjusted net income (1)	59,699	64,635	8.3%	135,913	176,133	29.6%
Adjusted diluted earnings per share (1)	$0.38	$0.41	7.9%	$0.86	$1.11	29.1%

Reported net income	59,699	(89,044)	(249.2)%	135,913	22,454	(83.5)%
Reported diluted earnings per share	$0.38	$(0.57)	(250.0)%	$0.86	$0.14	(83.7)%

(1)                                 All adjusted numbers are non-GAAP financial measures reported before the effect of an impairment of intangible assets relating to our DTV Group in Russia, Channel 31 in Kazakhstan and broadcasting group in Moldova. Please see the accompanying financial tables at the end of this release for a reconciliation of adjusted OIBDA to OIBDA, adjusted net income to GAAP reported net income and adjusted diluted earnings per share to GAAP reported earnings per share.

(2)                                 OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating income margin.

(3)                                 Total operating expenses (before impairment charge) is a non-GAAP financial measure that excludes an impairment of intangible assets charge relating to our DTV Group in Russia, Channel 31 in Kazakhstan and broadcasting group in Moldova. Please see the accompanying financial tables at the end of this release for a reconciliation of total operating expenses (before impairment charge) to GAAP total operating expenses.

Full Year Financial Highlights

•                 Consolidated revenues up 35.6% year-on-year to $640.2 million

•                 Adjusted OIBDA up 27.1% year-on-year to $280.2 million, with an adjusted OIBDA margin of 43.8%

•                 Adjusted net income up 29.6% year-on-year to $176.1 million

•                 Adjusted fully diluted earnings per share up 29.1% year-on-year to $1.11

•                 $232.7 million aggregate non-cash charge arising from impairment of intangible assets of DTV Group in Russia, Channel 31 in Kazakhstan and broadcasting group in Moldova

Full Year Operating Highlights

•                 Average combined 4+ audience share in Russia up year-on-year from 11% in 2007 to 13% in 2008

•                 Year-on-year increase in year-end technical penetration of CTC, Domashny and DTV networks to 87.5% (from 87.4%), 71.0% (from 64.8%), and 61.0% (from 54.4%), respectively

•                 Acquisition of DTV Group Russia for $395 million in April 2008

•                 Acquisition of Channel 31 in Kazakhstan for $65 million in February 2008 and successful re-launch in CTC format in April 2008

•                 Acquisition of 51% of Teledixi SRL and Muzic Ramil SRL broadcasting group in Moldova for $4 million in October 2008

•                 Integration of Costafilm and Soho Media production companies and development of in-house content production

•                 Securing of $135 million syndicated loan facility in June 2008

Anton Kudryashov, Chief Executive Officer of CTC Media, commented:

“2008 was another year of high sales and profit growth for CTC Media, as well as a year in which we substantially expanded the group’s operations. Sales were up 36% year-on-year, adjusted OIBDA was up 27%, and we achieved a 44% margin, all of which is in-line with the guidance that we provided in October. Executing on our strategic development plan, we have expanded from a Russian business with two networks to an international company with three complementary networks in Russia and new broadcasting operations in Kazakhstan, Uzbekistan and Moldova, while also adding significant content production capabilities through the integration of Costafilm and Soho Media. We have also continued to successfully invest in our core programming schedules, which has resulted in further audience and market share gains for our networks.”

“The operating environment deteriorated in the second half of the year due to the financial crisis and wider economic slowdown that has affected all markets. Advertising markets are being particularly impacted by this deterioration. Television is however continuing to increase its share of total advertising spend and CTC Media is more strongly positioned among its peers than ever. In light of the changed market conditions, we have acted to adjust our cost base by reducing expenditure and investment levels across the board. We are actively engaged in negotiations with domestic and international content producers in order to reduce the forward cost but maintain the quality of the programming that we broadcast. Furthermore, we were in a net cash position at the end of the year, with most of our cash held in dollars.”

Operating Review

	Three Months Ended December 31,			Year Ended December 31,
(US$ 000’s)	2007	2008	Change	2007	2008	Change

Operating revenues:
CTC Network	$104,211	$115,547	10.9%	$321,030	$412,614	28.5%
Domashny Network	13,750	19,166	39.4%	39,077	64,142	64.1%
DTV Network	n/a	13,463	n/a	n/a	35,868	n/a
CTC Station Group	37,381	27,669	(26.0)%	95,315	95,033	0.3%
Domashny Station Group	6,362	4,655	(26.8)%	16,634	16,003	(3.8)%
DTV Station Group	n/a	1,734	n/a	n/a	5,069	n/a
CIS Group	n/a	4,950	n/a	n/a	10,930	n/a
Production Group	n/a	164	n/a	n/a	512	n/a
Total operating revenues	$161,704	$187,348	15.9%	$472,056	$640,171	35.6%

CTC Media’s total operating revenues grew by 15.9% year-on-year to $187.3 (from $161.7) million in the fourth quarter and by 35.6% to $640.2 (from $472.1) million for the full year. The increase reflected the continued growth of the Russian television advertising market and higher advertising prices, which were partly driven by a decrease in the amount of advertising permitted to be broadcast under Russian law from January 1, 2008. The results were also impacted by the consolidation of DTV Group in Russia, CIS Group and Production Group which added a combined total of $20.3 million of operating revenues in the fourth quarter and $52.4 million for the full year.

The value of the Russian ruble began to materially depreciate against the US dollar in August 2008.  Because advertising is primarily placed in rubles in Russia and the Company’s reporting currency is the US dollar, this exchange rate movement negatively impacted the Company’s reported year-on-year advertising revenue growth in the fourth quarter by approximately 9%. However, the full year impact of this exchange rate movement was marginally positive and accounted for approximately 2% of the year-on-year advertising revenue growth.

The year-on-year development in advertising revenues for the Television Station Groups, when compared with Networks, was adversely impacted by a decrease in the relative amount of advertising sold by the Company’s owned and operated stations. This was due to the increase in advertising rates and the resulting shift by advertisers of their advertising budgets to national rather than local campaigns. Television Station Group revenues in 2008 were also adversely impacted by a higher effective commission rate paid to Video International (15% in 2008 versus 4% in 2007) that resulted from a special variable commission rate that was in effect only from April through December 2007.

Share of Viewing in Target Demographics

	Average Audience Shares (%)
	Q4 2007	Q3 2008	Q4 2008	FY 2007	FY 2008

CTC Network (all 6-54)	11.6	12.0	12.3	11.3	11.8
Domashny Network (females 25-60)	2.5	2.8	2.8	2.4	2.8
DTV Network (all 18+)	1.7	1.8	1.9	1.8	1.8
Channel 31 (all 6-54)	6.6	16.6	16.6	n/a	13.4

CTC, Domashny, DTV and Channel 31 all demonstrated year-on-year target audience share growth in the fourth quarter, which was primarily driven by the success of the fall season schedules, as well as increased technical penetration for the Domashny and DTV Networks. The prime-time audience share drivers on the flagship CTC Network were the  Daddy’s Girls sitcom and Ranetki series, both of which were produced in-house by Costafilm.

Domashny’s prime-time audience share was boosted by re-runs of the CTC hit show Born Not Pretty and a foreign crime investigation series, while DTV featured ratings winners including Silent Witness, CSI and Marital Fiction (Brachnoe Chtivo).

DTV is being repositioned in 2009 to focus on 25-54 year-old female and male viewers, with a  programming concept based around the crime investigative genre, which will include quality foreign series and movies as well as locally produced content.

The audience measurement system in Russia was modified effective January 1, 2009 following an updated census that demonstrated changes in the demographic profile of Russia’s population. The census showed that the relative percentage of children, particularly teenagers, in the overall population has decreased due to a significant decline in the birth rate between 1990 and 1995. The Company currently expects that this modification in the audience measurement system may decrease CTC Network’s target audience share by up to 0.7 percentage points.

The following table sets forth the Company’s consolidated operating expenses for the fourth quarter and full year 2008 before the asset impairment charge referred to above:

	Three Months Ended December 31,			Year Ended December 31,
(US$ 000’s)	2007	2008	Change	2007	2008	Change

Operating expenses (before impairment charge):
Direct operating expenses	$5,193	$9,753	87.8%	$18,794	$33,727	79.5%
Selling, general and administrative expenses	16,288	23,404	43.7%	69,680	97,201	39.5%
Amortization of programming rights	44,979	56,328	25.2%	153,531	220,557	43.7%
Amortization of sublicensing rights	2,492	1,326	(46.8)%	9,629	8,443	(12.3)%
Depreciation and amortization	7,911	3,825	(51.6)%	27,361	13,379	(51.1)%
Total operating expenses (before impairment charge)	$76,863	$94,636	23.1%	$278,995	$373,307	33.8%

Organic consolidated operating expenses increased by 7.3% year-on-year to $82.5 (from $76.9) million in the fourth quarter and by 17.6% to $328.1 (from $279.0) million for the full year, when excluding DTV Group, CIS Group and Production Group companies, which were acquired and consolidated 2008. These newly acquired businesses added $12.1 million to fourth quarter 2008 total operating expenses and $45.2 million for the full year.

The year-on-year increase in direct operating expenses primarily reflected the consolidation of DTV Group from April 2008 (adding $1.8 million in the fourth quarter and $5.9 million for the full year) and CIS Group from March 2008 (adding $0.7 million in the fourth quarter and $1.9 million for the full year), as well as wage inflation and the greater scale of the Company. The year-on-year increase in the fourth quarter also reflected higher transmission and maintenance costs at the Domashny and CTC owned-and-operated stations, as well as a $1.1 million provision by CTC Network relating to prepayments for certain programming rights.

The year-on-year increase in selling, general and administrative expenses was again primarily due to the consolidation of DTV Group (adding $2.2 million in the fourth quarter and $6.1 million for the full year), CIS Group (adding $1.8 million in the fourth quarter and $5.9 million for the full year), and the Costafilm and Soho Media production companies (adding $0.5 million in the fourth quarter and $3.7 million for the full year). Salaries and benefits rose in line with inflation and the increase in overall headcount, while expenses related to the Company’s stock-based compensation scheme increased year-on-year to $4.0 (from $3.4) million in the fourth quarter and $15.2 (from $13.0) million for the full year principally due to issuing new stock options during the year.

Programming expenses increased year-on-year as a percentage of total revenues to 30.1% (from 27.8%) in the fourth quarter and 34.5% (from 32.5%) for the full year. The growth reflected higher programming costs at CTC and Domashny for foreign movies and Russian-produced series and shows, as well as the impact of the consolidation of DTV Group (adding $4.0 million in the fourth quarter and $11.2 million for the full year) and CIS Group (adding $1.9 million in the fourth quarter and $4.9 million for the full year). The results also included the impact of the change in amortization policy for Russian produced series with twenty or more episodes with effect from the second quarter of 2008, which increased the cost base by $2 million in the fourth quarter and by $9 million for the full year.  Programming impairment charges increased year-on-year to $4.9 (from $2.6) million in the fourth quarter and $16.6 (from $5.7) million for the full year following a revision of forward revenue expectations from certain programming rights due to the current economic uncertainty (an effect of about $2.7 million) and due to the underperformance of three Russian series launched in the first half of 2008.

Depreciation and amortization charges were reduced year-on-year due to a change in the way in which the Company accounts for its broadcasting licenses. As of January 1, 2008, CTC Media no longer amortizes the cost of its broadcasting licenses over five years but treats them as intangible assets with an indefinite life that are subject to annual impairment tests.

Following the latest annual asset impairment test around the financial year end, the Company has recognized an aggregate $232.7 million non-cash charge for the impairment of the Company’s intangible assets, of which $95.6 million relates to DTV Group in Russia, $132.9 million relates to Channel 31 in Kazakhstan and $4.2 million relates to the broadcasting group in Moldova. The impairment charge relates to broadcasting licenses and trademarks at DTV Group, to broadcasting licenses and goodwill at Channel 31 and to the broadcasting license at our broadcasting group in Moldova. The impairment reflects changes in the market conditions and outlook from those that prevailed when the assets were acquired.

Consolidated OIBDA, when adjusted to exclude the abovementioned impairment charge, increased by 4.1% year-on-year to $96.5 (from $92.8) million in the fourth quarter and by 27.1% to $280.2 (from $220.4) million for the full year. The adjusted consolidated OIBDA margin declined year-on-year to 51.5% (from 57.4%) in the fourth quarter and to 43.8% (from 46.7%) for the full year.

Consolidated operating income, again when adjusted to exclude the impairment charge, was up 9.3% year-on-year to $92.7 (from $84.8) million in the fourth quarter, and by 38.2% to $266.9 (from $193.1) million for the full year.

The Company reported foreign currency exchange rate losses of $17.1 million in the quarter and $28.9 million for the full year due to the impact of the weakening of the Russian ruble on the Company’s US dollar denominated liabilities.

The Company reported net interest expenses of $2.0 million in the quarter and $3.2 million for the full year, compared to net interest income of $3.7 million and $11.0 million for the respective periods in 2007. The development reflected the increase in borrowing levels in 2008 following the arrangement and full utilization of a $135 million term credit facility in June 2008.

Income before tax, when adjusted to exclude the impairment charge, of $74.3 (2007: $86.3) million in the quarter and $237.1 (2007: $204.9) million for the full year. Adjusted income tax expense amounted to $1.7 (2007: $24.1) million in the quarter and $50.2 (2007: $63.2) million for the full year. The lower adjusted effective tax rate of 2% (2007: 28%) in the fourth quarter and 21% (2007: 31%) for the full year primarily reflected the impact of the decrease in the statutory income tax rates in Russia (from 24% to 20%) and Kazakhstan (from 30% to 20%) from the beginning of 2009 on the Company’s deferred taxes assets and liabilities, which resulted in the recognition of a $19.0 million income tax benefit in the fourth quarter.

Consolidated net income, when adjusted to exclude the impact of the impairment charge, was up 8.3% year-on-year to $64.6 (from $59.7) million in the fourth quarter and  up 29.6% to $176.1 (from $135.9) million for the full year. Adjusted fully diluted earnings per share increased year-on-year to $0.41 (from $0.38) in the fourth quarter and to $1.11 (from $0.86) for the full year.

Cash Flow

The Company’s net cash flow from operations increased by 18.0% year-on-year to $185.9 (from $158.0) million in 2008.

CTC Media spent $409.0 (2007: $34.8) million on the acquisition of businesses during the year, which primarily included the acquisitions of DTV Group and Channel 31 Group. Capital expenditure amounted to $10.1 (2007: $5.6) million, which was equivalent to 1.6% of total operating revenues.

Cash flow from financing activities amounted to $20.6 (2007: $0.7) million for the full year and included a net change in borrowings of $24.8 million, which primarily reflected the drawing down of the $135 million term credit facility in June 2008. The $110.2 million of cash flow from financing activities comprised the $65.4 million repayment of indebtedness owing from the DTV Group to MTG in connection with the Company’s acquisition of DTV Group as well as the scheduled repayment of $33.8 million of the new loan facility in the fourth quarter and $11.0 million prepayment in the third quarter of 2008.

The Company’s cash and cash equivalents therefore declined by $209.0 million during 2008 to $98.1 million at the end of the year.

Borrowings

The Company’s total borrowings amounted to $90.6 (2007: $0.2) million at the end of the reporting period. The Company had a net cash position, which is defined as cash and cash equivalents less interest bearing liabilities, of $7.5 (2007: $306.9) million at the end of the year, which compared to a net debt position of $70.3 million at the end of the third quarter of 2008.

2009 Guidance

The Company previously provided full year US dollar revenue and OIBDA margin guidance on a quarterly basis.  In light of the aforementioned deterioration in the operating environment due to the financial crisis and wider economic slowdown and instability that has affected all markets, and the significant depreciation of the Russian ruble (the Company’s operating currency) against the US dollar (the Company’s reporting currency), the Company is not currently providing formal guidance for 2009. This policy will continue to be reviewed on a regular basis moving forward in the context of market conditions and outlook.

Conference Call

The Company will also host a conference call to discuss its fourth quarter and full year 2008 financial results today, Thursday, February 26, 2009, at 9:00 a.m. ET, (5:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial +1 718 247 0886 (US/International) or +44 (0)20 7806 1955 (UK/International). The pass code for the call is 3916418. A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis), adjusted OIBDA (on a consolidated and segment basis), total operating expenses (before impairment charge), adjusted operating income, adjusted net income before tax, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results, meaning its operating performance excluding certain non-cash charges. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to the non-GAAP measures of OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

Adjusted financial measures. As described above, in the fourth quarter of 2008, CTC Media recognized an aggregate $232.7 million non-cash charge for impairment of certain intangible assets acquired in connection with three acquisitions made in 2008. CTC Media uses adjusted OIBDA (on a consolidated and segment basis), total operating expenses (before impairment charge), adjusted operating income, adjusted net income before tax, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, each of which has been adjusted to exclude this impairment charge, so as to permit management to assess the operational performance of the business for the fourth quarter and full year 2008 as compared to prior periods and to create comparable results for future reporting periods.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia. It owns and operates the CTC television network, with its signal carried by more than 350 affiliate stations, including 20 owned-and-operated stations; the Domashny television network, with its signal carried by over 250 affiliate stations, including 12 owned-and-operated stations; and the DTV television network, with its signal carried by affiliate stations including four owned-and-operated stations. CTC Media owns two TV content production companies, Costafilm and Soho Media, and operates Channel 31 in Kazakhstan and TV companies in Uzbekistan and Moldova. The company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, the impact the current unfavorable macroeconomic outlook in Russia may have on the size of the Russian television advertising market in 2009 and the split of advertising sales between the national and local markets, and the impact that the recent change in the Russian advertising measurement system may have on the future audience share of CTC Network, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, continued depreciation of the value of the Russian ruble compared to the US dollar, changes in the size of the Russian television advertising market, particularly in light of the current economic instability in Russia and globally; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; the Company’s reliance on a single television advertising sales house for substantially all of its revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on October 31, 2008. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Ekaterina Tsukanova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008
REVENUES:
Advertising	$156,649	$183,091	$452,669	$623,336
Sublicensing	4,350	3,415	17,006	14,016
Other revenue	705	842	2,381	2,819
Total operating revenues	161,704	187,348	472,056	640,171
EXPENSES:

Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $24,652 and $10,030 in 2007 and 2008, respectively; and inclusive of stock-based compensation of $665 and $852 in 2007 and 2008, respectively)	(5,193)	(9,753)	(18,794)	(33,727)

Selling, general and administrative (exclusive of depreciation and amortization of $2,709 and $3,350 in 2007 and 2008, respectively; and inclusive of stock based compensation of $13,029 and $15,231 in 2007 and 2008, respectively)	(16,288)	(23,404)	(69,680)	(97,201)

Amortization of programming rights	(44,979)	(56,328)	(153,531)	(220,557)

Amortization of sublicensing rights	(2,492)	(1,326)	(9,629)	(8,443)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(7,911)	(3,825)	(27,361)	(13,379)

Impairment loss	—	(232,683)	—	(232,683)

Total operating expenses	$(76,863)	$(327,319)	$(278,995)	$(605,990)
OPERATING INCOME (LOSS)	84,841	(139,971)	193,061	34,181

FOREIGN CURRENCY GAINS (LOSSES)	126	(17,089)	151	(28,861)
INTEREST INCOME	3,684	966	11,002	6,221

INTEREST EXPENSE	(1)	(2,926)	(3)	(9,434)
GAINS ON SALE OF BUSINESSES	—	—	747	—
OTHER NON-OPERATING INCOME (LOSSES), net	320	156	1,168	776
EQUITY IN INCOME OF INVESTEE COMPANIES	(2,692)	447	(1,195)	1,511
Income (loss) before income tax and minority interest	86,278	(158,417)	204,931	4,394
INCOME TAX (EXPENSE) BENEFIT	(24,147)	28,678	(63,176)	(19,874)

INCOME ATTRIBUTABLE TO MINORITY INTEREST	(2,432)	40,695	(5,842)	37,934
NET INCOME (LOSS)	$59,699	$(89,004)	$135,913	$22,454

Net income (loss) attributable to common stockholders	$59,699	$(89,004)	$135,913	$22,454

Net income per share attributable to common stockholders - basic	$0.39	$(0.59)	$0.90	$0.15
Net income per share attributable to common stockholders - diluted	$0.38	$(0.57)	$0.86	$0.14
Weighted average common shares outstanding - basic	151,956,598	152,155,213	151,731,780	152,146,559
Weighted average common shares outstanding - diluted	158,603,987	156,987,869	158,311,967	158,187,922

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Year ended December 31,
	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	135,913	22,454
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(14,699)	(66,142)
Depreciation and amortization	27,361	13,379
Amortization of programming rights	153,351	220,557
Amortization of sublicensing rights	9,629	8,443
Stock based compensation expense	13,694	16,083
Gain on disposal of property and equipment	(662)	—
Gain on sale of businesses	(747)	—
Equity in (income) loss of unconsolidated investees	1,195	(1,511)
Income attributable to minority interest	5,842	(37,934)
Foreign currency (gains) losses	(151)	28,861
Impairment loss	—	232,683
Changes in operating assets and liabilities:
Trade accounts receivable	124	(26,692)
Prepayments	3,025	(14,366)
Other assets	2,330	8,503
Accounts payable and accrued liabilities	2,049	863
Deferred revenue	(3,537)	4,033
Other liabilities	2,161	20,983
Dividends received from equity investees	2,427	1,421

Acquisition of programming and sublicensing rights	(176,802)	(245,684)
Net cash provided by operating activities	158,023	185,937
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(5,076)	(4,804)
Acquisitions of intangibles	(564)	(5,261)
Acquisitions of businesses, net of cash acquired	(34,833)	(408,967)
Proceeds from sale of businesses, net of cash disposed	827	—
Proceeds from sale of property and equipment	2,055	—
Other	—	—
Net cash used in investing activities	(37,591)	(419,032)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,582	1,849
Proceeds from loans	—	135,000
Repayments of loans	—	(110,193)
(Increase) decrease in restricted cash	(60)	(30)
Dividends paid to minority interest	(5,789)	(6,031)
Net cash provided by financing activities	733	20,595
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9,366	3,482
Net increase (decrease) in cash and cash equivalents	130,531	(209,018)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	176,542	307,073
CASH AND CASH EQUIVALENTS AT END OF PERIOD	307,073	98,055

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	—	16,508
Income tax paid	75,296	93,159

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,
	2007	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$307,073	$98,055
Trade accounts receivable, net of allowance for doubtful accounts (2007—$435; 2008—$1,355) (including accounts receivable from related parties: 2007—$2,138; 2008—$832)	11,690	33,670
Taxes reclaimable	4,843	8,171
Prepayments (including prepayments to related parties: 2007—$1,990; 2008 — $518)	35,128	29,005
Programming rights, net	63,023	71,976
Deferred tax assets	12,938	14,166
Other current assets	3,342	7,720
TOTAL CURRENT ASSETS	438,037	262,763
RESTRICTED CASH	180	210
PROPERTY AND EQUIPMENT, net	24,768	22,722
INTANGIBLE ASSETS, net:
Broadcasting licenses	74,254	166,173
Cable network connections	77	25,205
Trade names	6,828	17,587
Network affiliation agreements	1,333	9,214
Other intangible assets	724	1,244
Net intangible assets	83,216	219,423
GOODWILL	78,674	223,027
PROGRAMMING RIGHTS, net	36,161	48,031
SUBLICENSING RIGHTS, net	2,591	1,221
INVESTMENTS IN AND ADVANCES TO INVESTEES	6,557	5,311
PREPAYMENTS	12,026	6,238
DEFERRED TAX ASSETS	11,326	15,154
OTHER NON-CURRENT ASSETS	1,144	2,729
TOTAL ASSETS	$694,680	$806,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable (including accounts payable to related parties: 2007—$516; 2008—$55)	25,846	41,025
Accrued liabilities	4,653	41,573
Taxes payable	14,507	30,154
Short-term loans and interest accrued	—	62,165
Deferred revenue	11,866	14,683
Deferred tax liabilities	1,350	2,778
TOTAL CURRENT LIABILITIES	58,222	192,378
LONG TERM LOANS	224	28,438
DEFERRED TAX LIABILITIES	21,160	38,943
MINORITY INTEREST	3,182	2,481
COMMITMENTS AND CONTINGENCIES (Note 16)	—	—
STOCKHOLDERS’ EQUITY:
Common stock: $0.01 par value; shares authorized 175,772,173; shares issued and outstanding 2007—152,124,096; 2008—152,155,213)	1,521	1,522
Additional paid-in capital	348,752	365,362
Retained earnings	209,867	232,321
Accumulated other comprehensive income	51,752	(54,616)
TOTAL STOCKHOLDERS’ EQUITY	611,892	544,589
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$694,680	$806,829

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended December 31, 2007
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Impairment loss	OIBDA	OIBDA adjusted for impairment loss	Capital expenditures
CTC Network	$104,211	$207	$60,281	$(254)	$—	$60,535	$60,535	$(396)
Domashny Network	13,750	—	3,749	(166)	—	3,915	3,915	(121)
DTV Network	—	—	—	—	—	—	—	—
CTC Television Station Group	37,381	—	27,770	(3,026)	—	30,796	30,796	(405)
Domashny Television Station Group	6,362	399	233	(3,934)	—	4,167	4,167	(703)
DTV Television Station Group	—	—	—	—	—	—	—	—
CIS Group	—	—	—	—	—	—	—	—
Production Group	—	—	—	—	—	—	—	—
Corporate Office	—	—	(7,192)	(531)	—	(6,661)	(6,661)	(67)
Business segment results	$161,704	$606	$84,841	$(7,911)	$—	$92,752	$92,752	$(1,692)
Eliminations and other	—	(606)	—	—	—	—	—	—
Consolidated results	$161,704	$—	$84,841	$(7,911)	$—	$92,752	$92,752	$(1,692)

	Three months ended December 31, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Impairment loss	OIBDA	OIBDA adjusted for impairment loss	Capital expenditures
CTC Network	$115,547	$435	$63,615	$(211)	$—	$63,826	$63,826	$(140)
Domashny Network	19,166	4	7,998	(147)	—	8,145	8,145	(79)
DTV Network	13,463	8	(2,462)	(1,435)	(7,743)	(1,027)	6,716	(108)
CTC Television Station Group	27,669	340	20,418	(516)	—	20,934	20,934	(277)
Domashny Television Station Group	4,655	254	1,732	(578)	—	2,310	2,310	(106)
DTV Television Station Group	1,734	145	(88,056)	(601)	(87,889)	(87,455)	434	(114)
CIS Group	4,950	—	(136,816)	(258)	(137,051)	(136,558)	493	(375)
Production Group	164	25,007	5,049	(8)	—	5,057	5,057	—
Corporate Office	—	—	(8,935)	(71)	—	(8,864)	(8,864)	(98)
Business segment results	$187,348	$26,193	$(137,457)	$(3,825)	$(232,683)	$(133,632)	$99,051	$(1,297)
Eliminations and other	—	(26,193)	(2,514)	—	—	(2,514)	(2,514)	—
Consolidated results	$187,348	$—	$(139,971)	$(3,825)	$(232,683)	$(136,146)	$96,537	$(1,297)

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars)

	Year ended December 31, 2007
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Impairment loss	OIBDA	OIBDA adjusted for impairment loss	Capital expenditures
CTC Network	$321,030	$487	$166,249	$(1,002)	$—	$167,251	$167,251	$(973)
Domashny Network	39,077	—	5,349	(631)	—	5,980	5,980	(231)
DTV Network	—	—	—	—	—	—	—	—
CTC Television Station Group	95,315	992	56,966	(9,243)	—	66,209	66,209	(2,048)
Domashny Television Station Group	16,634	837	(7,977)	(14,380)	—	6,403	6,403	(2,027)
DTV Television Station Group	—	—	—	—	—	—	—	—
CIS Group	—	—	—	—	—	—	—	—
Production Group	—	—	—	—	—	—	—	—
Corporate Office	—	—	(27,526)	(2,105)	—	(25,421)	(25,421)	(361)
Business segment results	$472,056	$2,316	$193,061	$(27,361)	$—	$220,422	$220,422	$(5,640)
Eliminations and other	—	(2,316)	—	—	—	—	—	—
Consolidated results	$472,056	$—	$193,061	$(27,361)	$—	$220,422	$220,422	$(5,640)

	Year ended December 31, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Impairment loss	OIBDA	OIBDA adjusted for impairment loss	Capital expenditures
CTC Network	$412,614	$4,516	$207,382	$(963)	$—	$208,345	$208,345	$(1,021)
Domashny Network	64,142	13	18,868	(656)	—	19,524	19,524	(163)
DTV Network	35,868	16	7,286	(2,332)	(7,743)	9,618	17,361	(515)
CTC Television Station Group	95,033	1,704	60,384	(2,106)	—	62,490	62,490	(4,966)
Domashny Television Station Group	16,003	1,069	2,552	(2,538)	—	5,090	5,090	(2,133)
DTV Television Station Group	5,069	368	(89,811)	(2,330)	(87,889)	(87,481)	408	(145)
CIS Group	10,930	—	(139,712)	(880)	(137,051)	(138,832)	(1,781)	(594)
Production Group	512	47,103	5,302	(52)	—	5,354	5,354	—
Corporate Office	—	—	(34,824)	(1,522)	—	(33,302)	(33,302)	(528)
Business segment results	$640,171	$54,789	$37,427	$(13,379)	$(232,683)	$50,806	$283,489	$(10,065)
Eliminations and other	—	(54,789)	(3,246)	—	—	(3,246)	(3,246)	—
Consolidated results	$640,171	$—	$34,181	$(13,379)	$(232,683)	$47,560	$280,243	$(10,065)

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008
	(in thousands of US dollars)

OIBDA	$92,752	$(136,146)	$220,422	$47,560
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(7,911)	(3,825)	(27,361)	(13,379)
Operating income	$84,841	$(139,971)	$193,061	$34,181

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008

OIBDA margin	57.4%	(72.7)%	46.7%	7.4%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	(4.9)%	(2.0)%	(5.8)%	(2.1)%
Operating income margin	52.5%	(74.7)%	40.9%	5.3%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED ADJUSTED OIBDA AND OTHER ADJUSTED FINANCIAL MEASURES TO

CONSOLIDATED OIBDA AND OTHER CORRESPONDING CONSOLIDATED GAAP FINANCIAL MEASURES, RESPECTIVELY

(US$ 000’s except per share data)	OIBDA	Total Operating Expenses	Operating Income	Income Before Income Tax and Minority Interest	Income Tax Expense	Minority Interest	Net Income	Diluted Earnings per Share

Three Months ended December 31, 2008

Adjusted non-US GAAP results	$96,537	$(94,636)	$92,712	$74,266	$(1,653)	$(7,978)	$64,675	$0.41

Impact of non-cash intangible asset impairment charge	(232,683)	(232,683)	(232,683)	(232,683)	30,331	48,673	(153,679)	(0.98)

Results as reported (under US GAAP, except for OIBDA which is a non-GAAP financial measure)	(136,146)	(327,319)	(139,971)	(158,417)	28,678	40,695	(89,004)	(0.57)

Year ended December 31, 2008

Adjusted non-US GAAP results	$280,243	$(373,307)	$266,864	$237,077	$(50,205)	$(10,739)	$176,133	$1.11

Impact of non-cash intangible asset impairment charge	(232,683)	(232,683)	(232,683)	(232,683)	30,331	48,673	(153,679)	(0.97)

Results as reported (under US GAAP, except for OIBDA which is a non-US GAAP financial measure)	47,560	(605,990)	34,181	4,394	(19,874)	37,934	22,454	0.14

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED SEGMENT OIBDA TO SEGMENT OIBDA

Three Months Ended December 31, 2008

(US$ 000’s)	Adjusted OIBDA	Impact of non-cash intangible asset impairment charge	OIBDA

CTC Network	$63,826	—	$63,826
Domashny Network	$8,145	—	$8,145
DTV Network	$6,716	$(7,743)	$(1,027)
CTC Television Station Group	$20,934	—	$20,934
Domashny Television Station Group	$2,310	—	$2,310
DTV Television Station Group	$434	$(87,889)	$(87,455)
CIS Group	$493	$(137,051)	$(136,558)
Production Group	$5,057	—	$5,057
Corporate	$(8,864)	—	$(8,864)

Business Segment Results	$99,051	$(232,683)	$(133,632)
Eliminations and Other	$(2,514)	—	$(2,514)
Consolidated Results	$96,537	$(232,683)	$(136,146)

Year Ended December 31, 2008

(US$ 000’s)	Adjusted OIBDA	Impact of non-cash intangible asset impairment charge	OIBDA

CTC Network	$208,345	—	$208,345
Domashny Network	$19,524	—	$19,524
DTV Network	$17,361	$(7,743)	$9,618
CTC Television Station Group	$62,490	—	$62,490
Domashny Television Station Group	$5,090	—	$5,090
DTV Television Station Group	$408	$(87,889)	$(87,481)
CIS Group	$(1,781)	$(137,051)	$(138,832)
Production Group	$5,354	—	$5,354
Corporate	$(33,302)	—	$(33,302)

Business Segment Results	$283,489	$(232,683)	$50,806
Eliminations and Other	$(3,246)	—	$(3,246)
Consolidated Results	$280,243	$(232,683)	$47,560

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

Three Months Ended December 31, 2008

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$63,826	$(211)	$63,615
Domashny Network	$8,145	$(147)	$7,998
DTV Network	$(1,027)	$(1,435)	$(2,462)
CTC Television Station Group	$20,934	$(516)	$20,418
Domashny Television Station Group	$2,310	$(578)	$1,732
DTV Television Station Group	$(87,455)	$(601)	$(88,056)
CIS Group	$(136,558)	$(258)	$(136,816)
Production Group	$5,057	$(8)	$5,049
Corporate	$(8,864)	$(71)	$(8,935)

Business Segment Results	$(133,632)	$(3,825)	$(137,457)
Eliminations and Other	$(2,514)	—	$(2,514)
Consolidated Results	$(136,146)	$(3,825)	$(139,971)

Year Ended December 31, 2008

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$208,345	$(963)	$207,382
Domashny Network	$19,524	$(656)	$18,868
DTV Network	$9,618	$(2,332)	$7,286
CTC Television Station Group	$62,490	$(2,106)	$60,384
Domashny Television Station Group	$5,090	$(2,538)	$2,552
DTV Television Station Group	$(87,481)	$(2,330)	$(89,811)
CIS Group	$(138,832)	$(880)	$(139,712)
Production Group	$5,354	$(52)	$5,302
Corporate	$(33,302)	$(1,522)	$(34,824)

Business Segment Results	$50,806	$(13,379)	$37,427
Eliminations and Other	$(3,246)	—	$(3,246)
Consolidated Results	$47,560	$(13,379)	$34,181